EXHIBIT (a)(vi)
U.S. OFFER TO PURCHASE FOR CASH
ANY AND ALL ISSUED AND OUTSTANDING SERIES B SHARES, WITHOUT PAR VALUE, HELD BY U.S. HOLDERS
AND
ANY AND ALL ISSUED AND OUTSTANDING AMERICAN DEPOSITARY SHARES,
EACH OF WHICH REPRESENTS TWELVE SERIES B SHARES, HELD BY ALL
HOLDERS, WHEREVER LOCATED,
OF
INDUSTRIAS BACHOCO, S.A.B. DE C.V.
FOR
PS.81.66 PER SERIES B SHARE
AND
Ps.979.92 PER AMERICAN DEPOSITARY SHARE (PAYABLE IN U.S. DOLLARS)
BY
EDIFICIO DEL NOROESTE, S.A. DE C.V.
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON NOVEMBER 4, 2022, UNLESS THE U.S. OFFER IS EXTENDED
OR EARLIER TERMINATED.
OCTOBER 6, 2022
To Our Clients:
Enclosed for your consideration are an offer to purchase, dated October 6, 2022 (as it may be amended or supplemented from time to time, the “U.S. Offer to Purchase”) and the related letter of transmittal (as it may be amended or supplemented from time to time, the “ADS Letter of Transmittal”) corresponding to the offer by Edificio del Noroeste, S.A. de C.V., a private corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Purchaser”) and owned and controlled by the members of the Robinson Bours Family, to purchase (the “U.S. Offer”) any and all issued and outstanding (i) Series B shares, without par value (the “Series B Shares”), of Industrias Bachoco, S.A.B. de C.V., a publicly-held corporation (sociedad anónima bursátil de capital variable) organized under the laws of United Mexican States (the “Company”) held by U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended, which defines a U.S. holder as “any security holder resident in the United States”) and (ii) American Depositary Shares (each of which represents twelve Series B Shares) of the Company (the “ADSs,” and together with the Series B Shares, the “Shares”), from all holders, wherever located, in each case other than any Shares owned directly or indirectly by the Robinson Bours Family and/or its affiliates, for, in the case of Series B Shares, Ps.81.66 in cash per Series B Share and Ps.979.92 in cash per ADS (the “U.S. Offer Price”), without interest, upon the terms, and subject to the conditions set forth in the U.S. Offer to Purchase and in the related ADS Letter of Transmittal. In addition, Purchaser is making a concurrent all cash tender offer directed to holders of Series B Shares, but not holders of ADSs (the “Mexican Offer,”). Non-U.S. holders will not be permitted to tender their Series B Shares in the U.S. Offer. ADSs (whether or not held by U.S. holders) may only be tendered in the U.S. Offer. The price offered for Series B Shares in the Mexican Offer is the same on a per Series B Share basis as the U.S. Offer Price, payable in Mexican pesos under the terms described in the offering documents relating to the Mexican Offer.
In addition, Innisfree M&A Incorporated, the information agent for the U.S. Offer (the “Information Agent”), can help answer your questions, and may be contacted toll free according to the contact information detailed at the end of this form or the back cover of the U.S. Offer to Purchase.

All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the U.S. Offer to Purchase.
We (or our nominees) are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions.
Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the related the ADS Letter of Transmittal.
If you wish to have us tender any or all of your ADSs, please complete, execute, detach and return to us the instruction form on the detachable part.
Your attention is directed to the following:
1.
The U.S. Offer commenced on October 6, 2022 and will expire at 5:00 p.m., New York City time, on November 4, 2022, unless extended or earlier terminated.

2.
The U.S. Offer is subject to the satisfaction or waiver of the conditions described in The U.S. Offer — Section 11 — “Conditions to the U.S. Offer” of the U.S. Offer to Purchase.

3.
Purchaser will not pay any brokerage fees or commissions to any broker or dealer or to any other person (other than to the Dealer Manager) in connection with the solicitation of tenders of ADSs pursuant to the U.S. Offer. Brokers, dealers, commercial banks, trust companies and other intermediaries will, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

4.
If required by U.S. federal income tax laws, Citibank, N.A. (the “Tender Agent”) generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the U.S. Offer.

5.
To validly tender ADSs, we shall send, pursuant to your instructions, the ADS Letter of Transmittal properly completed and duly executed bearing an original signature (with any required signature guarantees), and all other required documents (including American Depositary Receipts evidencing tendered ADSs, if applicable), to the Tender Agent at one of its addresses set forth at the end of the U.S. Offer to Purchase as soon as possible and in any event before 5:00 p.m., New York City time, on the Expiration Date, unless the U.S. Offer is extended.

a.
In order for a book-entry transfer of ADSs held through a broker or other securities intermediary to constitute a valid tender of ADSs in the U.S. Offer, the ADSs must be tendered by the holder’s securities intermediary before 5:00 p.m., New York City time, on the Expiration Date. Further, before 5:00 p.m., New York City time, on the Expiration Date, the Tender Agent must receive (i) a confirmation of a book-entry transfer of the tendered ADSs into the Tender Agent’s account at The Depository Trust Company and (ii) an Agent’s Message (as described in the U.S. Offer to Purchase) before 5:00 p.m., New York City time, on the Expiration Date.

b.
Holders of ADSs that cannot deliver such ADSs and all other required documents to the Tender Agent before 5:00 p.m., New York City time, on the Expiration Date may nevertheless tender such ADSs by executing a Notice of Guaranteed Delivery and following the guaranteed delivery procedures described in the U.S. Offer to Purchase.

6.
Under no circumstances will interest be paid on the U.S. Offer Price, regardless of any extension of the U.S. Offer or any delay in making payment for the ADSs.

7.
A holder of ADSs tendering ADSs in the U.S. Offer will not bear any cancellation fees payable to the Depositary.

8.
As of the date of the U.S. Offer to Purchase, the Company’s board of directors has not made any recommendation to its shareholders in connection with the U.S. Offer.

A tender of ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the ADSs, pursuant to your instructions. If you wish to have us tender any or all of ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the U.S. Offer.
THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.
THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSs HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH ADSs IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.
The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.
Payment for ADSs accepted for payment pursuant to the U.S. Offer will be made only after timely receipt of the required documents by the Tender Agent in accordance with the procedures set forth in the U.S. Offer to Purchase.
You may request additional information or copies of the U.S. Offer to Purchase and ADS Letter of Transmittal from the Information Agent at its address and telephone number set forth below.
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Holders may call toll free:
1 (877) 687-1871 (from the U.S. and Canada)
From outside the U.S. and Canada, please call:
+1 (412) 232-3651
Banks and Brokers may call collect:
(212) 750-5833
Email (for material requests only):
info@innisfreema.com
The Dealer Manager for the U.S. Offer is:
Citigroup

INSTRUCTION FORM WITH RESPECT TO
U.S. OFFER TO PURCHASE FOR CASH
ANY AND ALL OUTSTANDING SERIES B SHARES, WITHOUT PAR VALUE, HELD BY U.S. HOLDERS
AND
ANY AND ALL ISSUED AND OUTSTANDING AMERICAN DEPOSITARY SHARES,
EACH OF WHICH REPRESENTS TWELVE SERIES B SHARES, HELD BY ALL
HOLDERS, WHEREVER LOCATED,
OF
INDUSTRIAS BACHOCO S.A.B. DE C.V.
FOR
PS. 81.66 PER SERIES B SHARE
AND
Ps.979.92 PER AMERICAN DEPOSITARY SHARE (PAYABLE IN U.S. DOLLARS)
BY
EDIFICIO DEL NOROESTE, S.A. DE C.V.
PURSUANT TO THE U.S. OFFER TO PURCHASE DATED OCTOBER 6, 2022
The undersigned hereby instruct(s) you to tender the number of ADSs indicated below (and if no number is indicated, all Series B Shares/ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the ADS Letter of Transmittal.
The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the U.S. Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs, including questions as to the proper completion or execution of any ADS Letter of Transmittal, will be determined by Purchaser, in its sole discretion and that Purchaser reserves the absolute right to waive any defect or irregularity in any tender of ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of ADSs.

For ADS
Number of ADSs to be Tendered:	SIGN HERE
ADS*
Signature(s)
Account Number:
Name(s)
Dated
Address(es)
* Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.
Area Code and Telephone Number
Taxpayer Identification or Social Security Number